Forum Energy Technologies Updates Full Year 2012 Guidance; Announces Timing of Fourth Quarter 2012 Earnings Release and Conference Call

HOUSTON, TEXAS, January 16, 2013 - Forum Energy Technologies, Inc. (NYSE:FET) announced today that, based on currently available information, the company now expects full year 2012 earnings per diluted share of $1.72 to $1.74. This is below the company’s previous guidance range of $1.83 to $1.88. The company indicated the reduction in the expected range for full year 2012 earnings per diluted share is primarily the result of:

•	Significantly lower fourth quarter 2012 customer spending on capital equipment and consumable products than previously anticipated, especially in the company's Drilling product line.

•	Customer deferrals in accepting delivery of higher margin capital equipment orders from existing backlog.

•	Under absorption of manufacturing costs.

•	Acquisition transaction expenses, severance, weather related inefficiencies, and other transitory costs.

Cris Gaut, Chairman and Chief Executive Officer of Forum, remarked, “We are disappointed with our performance during the fourth quarter 2012. However, we believe the lower customer demand experienced at year end and our reduced profit margins are transitory in nature and mostly relate to issues specific to the fourth quarter.”

Forum also announced today that it scheduled a conference call to discuss its Fourth Quarter 2012 financial results on February 15, 2013 at 9:00 AM CST. Financial results are expected to be released before the market opens.

To participate, please call 888-680-0890 within North America, or 617-213-4857 outside of North America. The access code is 36484946. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for 30 days and may be accessed by dialing 888-286-8010 within North America, or 617-801-6888 outside of North America. The access code is 17205120.

Forum Energy Technologies, Inc., headquartered in Houston, TX, is a global provider of manufactured technologies and applied products to the energy industry. Forum's over 3,400 employees provide the products and technologies essential to solving the increasingly complex challenges of the energy industry. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
Because the fourth quarter of 2012 has recently ended, the unaudited financial information presented above for 2012 reflects estimates based only upon preliminary information available to the Company as of the date hereof, is not a comprehensive statement of the Company’s financial results or position as of or for the year ended December 31, 2012, and has not been audited or reviewed by the Company’s independent registered public accounting firm. The Company’s consolidated financial statements and operating data as of and for the year ended December 31, 2012 may vary from the preliminary financial information provided herein due to the completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for full year 2012 are finalized. Such variation may be material; accordingly, investors should not place undue reliance on these preliminary estimates.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:
Mark Traylor
Vice President, Investor Relations and Planning
281.368.1108
mark.traylor@f-e-t.com

Donna Smith
Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com